                                                                       Exhibit 3



THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN OFFERED AND SOLD IN AN "OFFSHORE TRANSACTION" IN RELIANCE UPON REGULATION S AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE TRANSFERRED OTHER THAN IN ACCORDANCE WITH REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY. THE SECURITIES REPRESENTED BY THIS CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.

                                                4,000,000 shares of Common Stock

                                                        Dated: February 27, 2003

                       SPECIAL WARRANT FOR THE PURCHASE OF
                             SHARES OF COMMON STOCK
                                       OF
                                VITALSTATE, INC.

                            (A New York corporation)

         FOR VALUE RECEIVED, Vitalstate, Inc. ("Company"), hereby certifies that Scepter Holdings, Inc., a Canadian corporation with an address at 170 Midwest Road, Toronto, Ontario M1P 3A9, Canada or its registered assigns ("Holder"), is required, during the period beginning on the date hereof and expiring on February 27, 2004 (the "Expiration Date"), subject to the terms set forth below, to purchase from the Company, up to four million (4,000,000) shares of Common Stock, $0.000333 par value, of the Company ("Common Stock"), at purchase price of $.50 per share. The number of shares of Common Stock purchasable upon exercise of this Special Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Special Warrant, are hereinafter referred to as the "Warrant Shares" and the "Exercise Price," respectively.

1.       Exercise

         1.1 Exercise Subject to Reaching of Milestones. Upon receipt of the notice and other documents set forth in clause (iii) below, Holder shall be obligated to exercise that portion of this Special Warrant described in clauses
(i) and/or (ii) below in the event that the Company achieves the milestones set forth in such clauses (i) and (ii). Notwithstanding the foregoing, Holder may, at its option, on one or more occasions, exercise all or a part of this Special Warrant at any time prior to the Expiration Date.

                  (i) 2,000,000 Special Warrants are required to be exercised by Holder upon the Company receiving, from and after the date hereof, bona fide orders for Actijube products from unaffiliated third parties, which orders have a wholesale selling price in excess of $500,000 in the aggregate.

                  (ii) 2,000,000 Special Warrants are required to be exercised by Holder upon the Company's shipment, from and after the date hereof, to unaffiliated third parties of "protein/energy/meal replacement" bars made by the Company or its subsidiaries having a wholesale selling price of at least $200,000 in the aggregate.

                  (iii) Within two business days of achieving either of the milestones, the Company shall notify Holder thereof in writing and shall thereafter promptly provide Holder with evidence of having reached such milestones and any and all other documentation and information reasonably requested by Holder relating to such achievement. Within ten (10) days of Holder's receipt of the later of such notice or the receipt by it of such evidence or other documentation and information from the Company, Holder shall exercise the required portion of the Special Warrant and make payment thereon to the Company.

         1.2 Procedure for Exercise. This Special Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Special Warrant (with the Notice of Exercise Form attached hereto duly executed by such Holder) at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of an amount equal to the then applicable Exercise Price multiplied by the number of Warrant Shares then being purchased upon such exercise.

         1.3 Date of Exercise. Each exercise of this Special Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Special Warrant shall have been surrendered to the Company. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

         1.4 Issuance of Certificate. As soon as practicable after the exercise of the purchase right represented by this Special Warrant, the Company at its expense will use its best efforts to cause to be issued in the name of, and delivered to, the Holder, or, subject to the terms and conditions hereof, to such other individual or entity as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

         (i) a certificate or certificates for the number of full shares of Warrant Shares to which such Holder shall be entitled upon such exercise (subject to Section 3 hereof), and

         (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, stating on the face or faces thereof the number of shares currently stated on the face of this Special Warrant minus the number of such shares purchased by the Holder upon such exercise as provided in subsection 1.2 above.

2.       Adjustments.

         2.1 Split, Subdivision or Combination of Shares. If the outstanding shares of the Company's Common Stock at any time while this Special Warrant remains outstanding and unexpired shall be subdivided or split into a greater number of shares, or a dividend in Common Stock shall be paid in respect of Common Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall, simultaneously with the effectiveness of such subdivision or split or immediately after the record date of such dividend (as the case may be), shall be proportionately decreased. If the outstanding shares of Common Stock shall be combined or reverse-split into a smaller number of shares, the Exercise Price in effect immediately prior to such combination or reverse split shall, simultaneously with the effectiveness of such combination or reverse split, be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of shares of Warrant Shares purchasable upon the exercise of this Special Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Special Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

         2.2 Reclassification Reorganization, Consolidation or Merger. In the case of any reclassification of the Common Stock (other than a change in par value or a subdivision or combination as provided for in subsection 2.1 above), or any reorganization, consolidation or merger of the Company with or into another corporation (other than a merger or reorganization with respect to which the Company is the continuing corporation and which does not result in any reclassification of the Common Stock), or a transfer of all or substantially all of the assets of the Company, or the payment of a liquidating distribution then, as part of any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, lawful provision shall be made so that the Holder of this Special Warrant shall have the right thereafter to receive upon the exercise hereof, the kind and amount of shares of stock or other securities or property which such Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger, sale or liquidating distribution, as the case may be, such Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Special Warrant. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Holder of this Special Warrant such that the provisions set forth in this Section 2 (including provisions with respect to the Exercise Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Special Warrant.

         2.3 Price Protection. Upon the issuance or sale by the Company of any Common Stock during the period from the date hereof through the Expiration Date, other than options or warrants currently outstanding as of the date hereof, for a consideration per share less than the Exercise Price (as such may be adjusted pursuant to this Special Warrant), the Exercise Price shall, upon such issuance or sale, be reduced to the amount of consideration per share received by the Company for such Common Stock.

         2.4 Price Adjustment. No adjustment in the per share Exercise Price shall be required unless such adjustment would require an increase or decrease in the Exercise Price of at least $0.01; provided, however, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

         2.5 No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this
Section 2 and in the taking of all such actions as may be necessary or appropriate in order to protect against impairment of the rights of the Holder of this Special Warrant to adjustments in the Exercise Price and the number of Warrant Shares issuable upon the exercise hereof.

         2.6 Notice of Adjustment. Upon any adjustment of the Exercise Price or extension of the Special Warrant exercise period, the Company shall forthwith give written notice thereto to the Holder of this Special Warrant describing the event requiring the adjustment, stating the adjusted Exercise Price and the adjusted number of shares purchasable upon the exercise hereof resulting from such event, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

3. Fractional Shares. The Company shall not be required to issue fractions of shares of Common Stock upon exercise. If any fractions of a share would, but for this Section 3, be issuable upon any exercise, in lieu of such fractional share the Company shall round up or down to the nearest whole number.

4. Limitation on Sales. Each holder of this Special Warrant acknowledges that this Special Warrant and the Warrant Shares, as of the date of original issuance of this Special Warrant, have not been registered under the Securities Act of 1933, as amended ("Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Special Warrant or any Warrant Shares issued upon its exercise in the absence of (a) an effective registration statement under the Act as to this Special Warrant or such Warrant Shares, (b) an opinion of counsel, reasonably acceptable to the Company, that such registration and qualification are not required, or (c) the transfer is made pursuant to Rule 144 promulgated under the Act. Absent prior registration, the Warrant Shares issued upon exercise thereof shall be imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN OFFERED AND SOLD IN AN "OFFSHORE TRANSACTION" IN RELIANCE UPON REGULATION S AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION. ACCORDINGLY, THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE TRANSFERRED OTHER THAN IN ACCORDANCE WITH REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY. THE SECURITIES REPRESENTED BY THIS CERTIFICATE CANNOT BE THE SUBJECT OF HEDGING TRANSACTIONS UNLESS

SUCH TRANSACTIONS ARE CONDUCTED IN COMPLIANCE WITH THE SECURITIES ACT.

5. Registration Rights. Pursuant to the terms of the attached Registration Rights Agreement between the Company and the Holder, the Company has agreed to register the Common Stock issuable upon the exercise hereof for resale.

6. Notices of Record Date. In case: (i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Special Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of any class or any other securities, or to receive any other right, or (ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or (iii) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Special Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Special Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten
(10) days prior to the record date or effective date for the event specified in such notice, provided that the failure to mail such notice shall not affect the legality or validity of any such action.

7. Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Special Warrant, such shares of Common Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Special Warrant.

8. Replacement of Special Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Special Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Special Warrant, the Company will issue, in lieu thereof, a new Special Warrant of like tenor.

9.  Transfers, etc.

         9.1 Special Warrant Register. The Company will maintain a register containing the name and address of the Holder of this Special Warrant. Any Holder may change its, his or her address as shown on the special warrant register by written notice to the Company requesting such change.

         9.2 Holder. Until any transfer of this Special Warrant is made in the special warrant register, the Company may treat the Holder of this Special Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Special Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

10. No Rights as Stockholder. Until the exercise of this Special Warrant, the Holder of this Special Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

11. Successors. The rights and obligations of the parties to this Special Warrant will inure to the benefit of and be binding upon the parties hereto and their respective successors, assigns, transferees and purchasers. Without limiting the foregoing, the registration rights set forth in this Special Warrant shall inure to the benefit of the Holder and the Holder's successors and assignees. Notwithstanding anything herein to the contrary, this Special Warrant and the related rights granted to the Holder hereunder may only be transferred or assigned by the Holder to its affiliates (as such terms defined in Rule 405 under the Securities Act).

12. Change or Waiver. Any term of this Special Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

13. Headings. The headings in this Special Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Special Warrant.

14. Governing Law. This Special Warrant shall be governed by and construed in accordance with the laws of the State of New York as such laws are applied to contracts made and to be fully performed entirely within that state between residents of that state.

15. Jurisdiction and Venue. The Company (i) agrees that any legal suit, action or proceeding arising out of or relating to this Special Warrant shall be instituted exclusively in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding, and the Company further agrees to accept and acknowledge service or any and all process which may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any suit, action or proceeding.

16. Mailing of Notices, etc. All notices and other communications under this Special Warrant (except payment) shall be in writing and shall be sufficiently given if sent to the Holder or the Company, as the case may be, by hand delivery, private overnight courier, with acknowledgment of receipt, or by registered or certified mail, return receipt requested, as follows:

         Holder:           To Holder's address on page 1 of this Special Warrant
                           Attention:  Name of Holder

         The Company:      To the Company's Principal Executive Offices
                           Attention:  President

or to such other address as any of them, by notice to the others may designate from time to time. Time shall be counted to, or from, as the case may be, the delivery in person or by overnight courier or five (5) business days after mailing.


                                       VITALSTATE, INC.


                                       By: /s/ James Klein
                                           ------------------
                                           Name:  James Klein
                                           Title: Secretary and Treasurer


                                       SCEPTER HOLDINGS, INC.


                                       By: /s/ Robert S. Torokvei
                                           -------------------------
                                           Name:  Robert S. Torokvei
                                           Title: President

                               NOTICE OF EXERCISE
                               ------------------


TO:      Vitalstate, Inc.

         1. The undersigned hereby elects to purchase ________ shares of the Vitalstate, Inc., pursuant to terms of the attached Special Warrant, and tenders herewith payment of the Exercise Price of such shares in full, together with all applicable transfer taxes, if any.

         2. Please issue a certificate or certificates representing said shares of the Common Stock in the name of the undersigned or in such other name as is specified below:

         3. The undersigned represents that it will sell the shares of Common Stock pursuant to an effective Registration Statement under the Securities Act of 1933, as amended, or an exemption from registration thereunder.



                                        ----------------------------------------
                                        (Name)


                                        ----------------------------------------
                                        (Address)


                                        ----------------------------------------


                                        ----------------------------------------
                                        (Taxpayer Identification Number)



----------------------------------------
(Print Name of Holder)


By:
   -------------------------------------
Title:
      ----------------------------------
Date:
     -----------------------------------